                                                                   Exhibit 10.14

                                   AGREEMENT


     This Agreement, dated as of August 12, 1996, is made by and between SEAVISION, INC., a Delaware corporation (hereinafter referred to as "SeaVision"), and NORWEGIAN CRUISE LINE LIMITED, a Bermuda corporation (hereinafter referred to as "NCL").

     WHEREAS, NCL is in the business of offering cruise vacations to its passengers; and

     WHEREAS, NCL desires that its passengers have access to interactive television and video entertainment services on board its vessels; and

     WHEREAS, NCL wishes to earn incremental revenue from such interactive television and video entertainment services; and

     WHEREAS, SeaVision desires to provide to NCL, and NCL desires to obtain from SeaVision, the aforementioned interactive television and video entertainment services for use aboard the ship M/S Dreamward (the "Initial Ship") and such other cruise vessels owned or operated by NCL as, from time to time, may be designated by NCL (all such cruise vessels, collectively, the "Ships" and, individually, a "Ship"); and

     WHEREAS, NCL has requested that SeaVision provide such interactive television services onboard the Ship S/S Norway; and

     WHEREAS, SeaVision heretofore has installed on the Initial Ship the hardware and software described or listed on Exhibit A attached hereto (collectively, the "Installed Hardware and Software");

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  Responsibilities.
         ----------------

      (a) Subject to the terms and conditions hereof, SeaVision hereby agrees to:

          (i) Provide, for each Ship designated by NCL (including without limitation the Initial Ship) at no charge to NCL, an interactive television system (the "System") consisting of the hardware and software described or listed on Exhibit A attached hereto (collectively, the "System Hardware and Software") and, in connection therewith, provide the services (the "Services") set forth on Exhibit B attached hereto. [Redacted -confidential treatment requested] NCL hereby acknowledges and agrees that the System Hardware and certain of the interactive modules of the Software are installed on the Initial Ship and, as of the date of this Agreement, the Hardware and such installed modules of the Software are performing satisfactorily. Notwithstanding anything contained herein or in any other provision of this Agreement that might be construed to the contrary [Redacted - confidential treatment requested] SeaVision shall at all times retain title to all components of the System, including all System Hardware and Software or other hardware or software hereafter installed by Sea Vision on any Ship hereunder.

          (ii) Provide all personnel reasonably necessary and appropriate to operate the System and provide the Services. One (1) SeaVision technician (the "Manager") will remain on-board each Ship on which the System is then installed and operating to operate the System on an on-going basis and to fulfill the responsibilities of the on-board television coordinator (as described on Exhibit C attached hereto) for so long as this Agreement shall be in effect with respect to that Ship. SeaVision hereby acknowledges that the Manager shall at all times be an employee of SeaVision. NCL hereby agrees to serve as SeaVision's paying agent for payment, at the direction of SeaVision, of all salary, payroll taxes and fringe benefits costs in connection with the Manager; provided that SeaVision promptly reimburses NCL for all such costs incurred by NCL. SeaVision understands that, while on-board any Ship, its personnel will be subject to the authority of the Master of that Ship and the officer(s) designated to oversee the operation of the System and the Services. SeaVision agrees that its employees will be considered seamen and will attend and participate in boat drills held onboard each of the respective Ships as requested by the Ship's master and officers. All such employees shall attend Coast Guard inspections and, if required by NCL, will earn life boat efficiency certificates. SeaVision shall employ onboard the Ships only those persons medically fit for service onboard the vessels in accordance with standards established by NCL and who have agreed to abide by the orders of the masters and officers for service onboard the Ships. It shall be the sole responsibility of SeaVision to absorb and pay the costs of pre-employment physical examinations and to employ persons who have valid passports, visas and all other permits required by any governmental authority in order that they might enter and leave the ports of call of the Ship on which they are employed. Annual physicals shall be required of SeaVision's shipboard employees.

          (iii) Upgrade the hardware and/or software used in the System, at no cost to NCL, at such times and in such manner as is reasonably necessary or appropriate, to maintain the System on the Ship, subject always, in the case of hardware upgrades only, to the consent of NCL, which consent shall not unreasonably be withheld, and to the constraints placed thereon by the space available on-board any Ship for the installation of such hardware.

      (b) Subject to the terms and conditions hereof, NCL hereby agrees to:

          (i) Make available to SeaVision in respect of any Ship upon which the System is then installed or is then to be installed (a) that Ship to the extent necessary for SeaVision's operation and maintenance of the System, including but not limited to granting SeaVision personnel unlimited access to the television studio and video distribution system on board that Ship, (b) such personnel as are reasonably necessary or appropriate to support SeaVision's successful operation and maintenance of the System, including but not limited to appropriate on-board support for and oversight of the operation and maintenance of the System by a designated officer on that Ship, provided, however, that (i) SeaVision shall at all times be primarily responsible for the operation and maintenance of the System, and (ii) NCL shall not be obligated hereunder to make available NCL's personnel if and to the extent that the result thereof would be the interference with that personnel's ability to perform his or her other employment duties owing to NCL, (c) all necessary systems integration support to allow the System to communicate with NCL's on-board systems, and [Redacted -confidential treatment requested] It is understood that SeaVision personnel occupying such accommodations will, at all times while on-board such Ship, be subject to NCL's policies regarding on-board contractors, including those concerning dress, decorum and personal behavior.

          (ii) [Redacted - confidential treatment requested]

         (iii) Provide marketing support for the System on-board each Ship on which the System is then installed, which support shall be consistent with the type and level of such support being provided by NCL as of the date hereof on-board the Initial Ship. In addition thereto, the parties shall engage in such other activities of a supporting nature as are acceptable to both parties to this Agreement, and upon terms acceptable to both parties to this Agreement.

          (iv) Work with SeaVision's marketing personnel to develop appropriate and effective means for testing and gauging passenger reaction to the System on a regular basis. Such means shall include but not be limited to on-board questionnaires, on-board focus groups, one-on-one passenger interviews and post-cruise questionnaires. SeaVision shall retain the right to designate the individuals who will conduct these activities, subject to the approval of such individuals by NCL. If SeaVision marketing personnel are not available (or cannot reasonably be accommodated) on a Ship, the Manager on that Ship may assume these responsibilities.

       (v) Provide access to each Ship when such Ship is in port, for SeaVision personnel to demonstrate the System to potential advertisers, marketers and clients. In connection with making such demonstrations, SeaVision shall conform to NCL's procedures for approving on-board visitors, including but not limited to making advance requests for boarding passes.

       (vi) Use commercially reasonable efforts to cause its on-board concessionaires to work with SeaVision to develop mutually beneficial applications for the System.

       (vii) Provide the Manager with the following data, if available, in electronic form (i.e., diskettes, tapes or other similar means) with respect to each passenger on-board any Ship on which the System is then installed: name, home address and telephone number, age, cabin assignment, dining assignment and on-board account number.

       (viii) Collect all monies paid or payable by passengers in respect of Services provided on or through the System and charged to the respective on-board account of such passengers.

       (ix) Provide without change limited and reasonable on-board medical care as needed for minor illnesses and injuries to the extent such treatment can be provided on-board the Ship. NCL shall not be responsible hereunder for on-shore continuing or follow-up treatment.

     2.   Term/Extension to Other Ships.
          -----------------------------

      (a) Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement (the "Term") shall commence on the date first written above [Redacted - confidential treatment requested]

      (b) NCL hereby grants to SeaVision the exclusive right, for the Term of this Agreement, to install, operate and maintain all in-cabin interactive television systems and any kiosk-based interactive television systems connected to such in-cabin systems on the M/S Dreamward and the S/S Norway.

    (c)  [Redacted - confidential treatment requested]

     3.   Revenue-Sharing and Payment Terms.
          ---------------------------------

      (a) [Redacted - confidential treatment requested]

      (b) [Redacted - confidential treatment requested]

      (c) [Redacted - confidential treatment requested]

          (i)  [Redacted - confidential treatment requested]

          (ii) [Redacted - confidential treatment requested]

          (iii)  [Redacted - confidential treatment requested]

      (d) [Redacted - confidential treatment requested]

      (e) On or before the twenty-first day of each calendar month during the Term of this Agreement, SeaVision shall provide NCL with a written report detailing the Adjusted Gross Revenues generated by the System on each Ship on which the System is then installed from cruises completed during the prior calendar month. This report shall govern the determination of fees to be retained by NCL and the revenues to be remitted by NCL to SeaVision under the terms of this Agreement. SeaVision shall provide any and all hardware and/or software reasonably necessary or appropriate to interface SeaVision's accounting software with the Ship's property management system in order for SeaVision to obtain accurate accounting information for such reports.

      (f) Within ten (10) days after NCL's receipt of any monthly report delivered to NCL by SeaVision pursuant to the terms of subsection 3(e) herein, NCL shall remit to SeaVision all Adjusted Gross Revenues generated by the System on the Ship during the calendar month applicable to such report, less its share of such Adjusted Gross Revenues as provided in this Section 3.

      (g) NCL shall promptly notify SeaVision of any changes, adjustments or chargebacks (relative to the Adjusted Gross Revenues in respect of any calendar month) of which NCL receives notice after it has made a remittance to SeaVision in respect of such calendar month, and together therewith, provide to SeaVision appropriate documentation supporting all such changes, adjustments or chargebacks. In the event properly-supported changes, adjustments or chargebacks result in a reduction of the Adjusted Gross Revenues generated in respect of such calendar month, SeaVision shall, within thirty (30) days after its receipt of the applicable notice and supporting documentation, refund to NCL SeaVision's percentage of the aggregate of such changes, adjustments or chargebacks.

     4.   Confidentiality.
          ---------------

      (a) NCL acknowledges that the System represents and will continue to represent the valuable, confidential and proprietary property of SeaVision. SeaVision is not by this Agreement conveying to NCL any exclusive proprietary or ownership rights in the System, including, but not limited, to any patent, copyright, trademark, service mark, trade secret, trade name or other intellectual property rights, except that NCL will have the limited rights expressly set forth in this Agreement. Accordingly, NCL acknowledges that, except as expressly provided for in this Agreement, NCL possesses no title to or ownership of any System or any portion thereof. NCL will keep the System free and clear of all claims, liens and encumbrances resulting from actions or omissions of NCL.

      (b) Each party agrees, during the Term of this Agreement and thereafter, to maintain the confidential nature of the terms and conditions of this Agreement and of any proprietary information shared by the other with it. In the case of SeaVision's proprietary information, such proprietary information shall include, but is not limited to (i) any knowledge gained by NCL of SeaVision's proprietary application software or the configuration of the System; (ii) SeaVision's marketing and sales materials; (iii) the format of any and all SeaVision reports, including those for data management, revenue remittance and marketing surveys, to the extent protected by copyright law; and (iv) SeaVision's marketing and advertising client list. In the case of NCL's proprietary information, such proprietary information shall include, but is not limited to, the data provided by NCL to SeaVision pursuant to the terms of subsection 1(b)(vii) hereof, except for any such data in respect of; any passenger who purchases merchandise from SeaVision through the System, which data shall not be NCL's proprietary information. Notwithstanding anything contained in this Agreement to the contrary, the terms of this Section 4(b) shall survive the expiration or termination of this Agreement.

      (c) Each party acknowledges that its violation of its confidentiality or non-disclosure obligations under this Agreement may cause irreparable damage to the other that cannot be fully remedied by money damages. Accordingly, in the event of any such violation or threatened violation, the injured party will be entitled, in addition to pursuing any other remedy available to it under this Agreement or at law, to obtain injunctive or other equitable relief from any court of competent jurisdiction as may be necessary or appropriate to prevent any further violations thereof.

      (d) Each party agrees to notify the other immediately upon the notifying party's becoming aware of or reasonably suspecting the possession, use or knowledge of all or part of any of the other party's proprietary information by any person or entity not authorized by this Agreement to have such possession, use or knowledge. The notifying party will promptly furnish the other party with details of such possession, use or knowledge, will assist in preventing a recurrence thereof and will cooperate with the other party in protecting the other party's rights in the other party's proprietary information. A party's compliance with the terms of this Section 4 will not be construed as any waiver of the other party's right to recover damages or obtain other relief against the notifying party for the notifying party's breach of its confidentiality or non-disclosure obligations under this Agreement or the negligent or intentional harm to the other party's proprietary rights.

     5.   Termination.
          -----------

      (a) NCL shall have the right to terminate this Agreement prior to the Expiration Date in the event the System fails to achieve the technical performance standards set forth in Exhibit D attached hereto. NCL may not exercise this right (i) if such technical failure occurs as a result of NCL's failure to perform any or all of its obligations under the terms of this Agreement; and (ii) without written notice to SeaVision of its intention to do so and prior to a period of 90 days following such notice in which SeaVision may effect a cure of such failure. In respect of any notice hereunder by NCL of its intention to terminate this Agreement as a result of any System deficiency which served as the basis for any prior such termination notice, NCL shall be obligated, in the case of the second such notice, to extend to SeaVision a thirty-day cure period rather than a ninety-day cure period and NCL shall not be obligated, in the case of the third or any subsequent notice, to extend to SeaVision any cure period whatsoever. SeaVision shall, within fifteen (15) days following NCL's written notice to SeaVision under such clause (iii), above, provide to NCL SeaVision's written response regarding such failure, which response shall set forth SeaVision's assessment of the cause of such failure and SeaVision's plan to rectify such failure. In any event, SeaVision shall make a good faith effort to rectify such failure as promptly as is reasonable under the circumstances and, where appropriate, will implement temporary "work around" solutions until a permanent solution can be implemented.

      (b) SeaVision shall have the right to terminate this Agreement in whole or in part prior to the Expiration Date in the event the System fails to achieve the financial performance standards that SeaVision shall determine are necessary to warrant its investment in the System. In the event SeaVision intends to terminate this Agreement pursuant to this subsection 5(b), it shall do so in writing to NCL no less than one hundred twenty (120) days prior to ceasing operations hereunder or thereon, as the case may be.

      (c) Either party hereto shall have the right to terminate this Agreement immediately upon written notice to the other party upon such party being declared insolvent or bankrupt, or making an assignment for the benefit of creditors, or in the event that a receiver is appointed, or any proceeding for appointment of a receiver or to adjudge such party a bankrupt, or to take advantage of the insolvency laws is demanded by, for, or against such party under any provision under the laws of any state or country.

      (d) NCL shall have the right to terminate this Agreement prior to the Expiration Date in the event SeaVision defaults in the performance of any covenant, warranty or agreement made herein (except a failure by the System to achieve certain technical performance standards which is governed by subsection 5(a) herein), and such default has not been cured within thirty (30) days after receipt of written notice thereof given by NCL to SeaVision.

      (e) SeaVision shall have the right to terminate this Agreement prior to the Expiration Date in the event NCL defaults in the performance of any covenant, warranty or agreement made herein and such default has not been cured within thirty (30) days after receipt of written notice thereof given by SeaVision to NCL.

      (f) Notwithstanding the termination or expiration of this Agreement as provided for in this Section 5 and elsewhere in this Agreement, NCL shall continue to owe, and shall promptly pay to SeaVision in accordance with the terms of Section 3 hereof, all amounts set forth in Section 3 that shall have accrued on and prior to the date of such termination or expiration.

      (g) As soon as is practicable after the expiration or any termination of all or part of this Agreement or any renewal operating term thereof, SeaVision shall remove the System, including all hardware and software, and all on-board SeaVision personnel from the Ship. The parties hereby agree and acknowledge that in accordance with Section 1 hereof, SeaVision will retain title to any and all hardware and software installed on board the Ship by SeaVision (x) at all times while this Agreement or any renewal operating term thereof is in effect as well as (y) in the event SeaVision chooses not to continue operating the System installed thereon. Notwithstanding the foregoing, if SeaVision elects to terminate this Agreement for any of the reasons set forth above, NCL shall have the right to (i) purchase all SeaVision hardware (but not software) installed by SeaVision on any Ship, [Redacted -confidential treatment requested]

     6.   Right to Inspect Books & Records.  SeaVision and NCL shall keep full
          --------------------------------
and accurate accounts, records, books, journals, ledgers and data (collectively, "Records") with respect to the business done by each party respectively under this Agreement, which Records shall at all times show truthfully, accurately and fully the compliance by each party with its respective obligations under this Agreement. Each party shall have the right, through its designated representatives, at all reasonable times, upon reasonable advance notice, to inspect the Records of the other as necessary to verify the sales, revenues generated and fees collected pursuant to this Agreement. The parties shall retain all Records at all times during the Term of this Agreement and any and all extensions or renewals thereof, and for at least three (3) years thereafter, and shall make the Records available to the other party during regular business hours, wherever the Records are maintained, within ten (10) days after receipt of demand for inspection from such other party. Both parties shall maintain the confidential nature of any Records so inspected pursuant to and in accordance with the provisions of Section 4 hereof.

     7.   Insurance/Waiver of Subrogation.
          -------------------------------

      (a) So long as their respective insurers so permit, neither party hereto shall be liable to the other, or to the insurer of the other, claiming by way of subrogation through or under such other party with respect to any loss or damage, in whole or in part, to the System on any Ship, to the extent that such other party shall be reimbursed out of that party's insurance coverage carried for such other party's protection with respect to such loss or damage. If so permitted, the parties shall each obtain any special endorsements required by their respective insurance carriers to evidence compliance with the waiver and release set forth herein and shall provide a copy thereof to the other party.

      (b) SeaVision hereby warrants, represents and covenants that, consistently during the Term and at its sole expense, each Manager and each member of SeaVision's System installation crews shall be included on SeaVision's protection and indemnity cover and shall be covered by general medical insurance maintained by SeaVision, in each case for such periods of time as the Manager or such crew member is posted to a Ship.

     8.   Interruption in Performance.  Neither NCL nor SeaVision shall be
          ---------------------------
liable to the other for any loss, damage or loss of profits arising out of any interruption or cessation of the Services to be provided hereunder when such interruption or cessation is caused by any circumstance beyond the reasonable control of such party.

     9.   Indemnification.
          ---------------

      (a) SeaVision shall indemnify, defend and hold harmless NCL and its successors and assigns from and against any and all liabilities, claims, suits, damages, judgments, awards, penalties, losses and other liabilities (including all related reasonable attorneys' fees, costs and expenses in connection therewith) (collectively referred to hereinafter as "Losses") suffered or incurred by NCL by reason of, arising out of or in connection with (i) any negligent, willful or intentional act or omission of SeaVision (or an employee, agent or representative of SeaVision) committed or omitted, as the case may be, in the course of SeaVision's performance of the terms of this Agreement or (ii) SeaVision's failure to fully perform the terms of this Agreement.

      (b) NCL shall indemnify, defend and hold harmless SeaVision and its successors and assigns from and against any and all Losses suffered or incurred by SeaVision by reason of, arising out of or in connection with (i) any negligent, willful or intentional act or omission of NCL (or an employee, agent or representative of NCL) committed or omitted, as the case may be, in the course of NCL's performance of the terms of this Agreement or (ii) NCL's failure to fully perform the terms of this Agreement.

     10.  Further Assurances of SeaVision's Title.
          ---------------------------------------

      (a) NCL hereby agrees to execute and deliver to SeaVision, upon the request of SeaVision from time to time, such UCC-1 financing statements and other documents as SeaVision shall reasonably require for the purpose of evidencing to NCL and any third party SeaVision's continued ownership of all components (hardware and software) of the System (such financing statements and other documents to describe all such components and to be in the form required by applicable law).

      (b) SeaVision may affix permanent (to the degree reasonably possible), legible and visible labels on each component of the System (hardware only), to the extent that doing so is reasonably possible or practicable. Each such label may clearly indicate that SeaVision holds title to the component to which that label is affixed.

     11.  Limitation of Liability.  THE WARRANTIES AND REMEDIES EXPRESSLY SET
          -----------------------
FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND REMEDIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. EXCEPT AS EXPRESSLY PROVIDED HEREIN OR ELSEWHERE IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF NCL'S USE OF OR INABILITY TO USE THE SYSTEM OR ANY PORTION THEREOF OR FROM ANY DELAY IN THE SYSTEM ACHIEVING THE TECHNICAL PERFORMANCE STANDARDS OR FROM ANY DELAY IN THE SYSTEM MEETING, OR ANY INABILITY OF THE SYSTEM TO MEET, EITHER PARTY'S EXPECTATIONS WITH RESPECT TO OPERATIONS OR PERFORMANCE, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. [Redacted - confidential treatment requested] IN PARTICULAR, SEAVISION IS NOT RESPONSIBLE FOR ANY COSTS INCLUDING, BUT NOT LIMITED TO, THOSE INCURRED AS A RESULT OF LOST PROFITS OR REVENUE, LOSS OF USE OF THE SYSTEM, LOSS OF DATA, THE COST OF RECOVERING ANY DATA, THE COST OF SUBSTITUTE SOFTWARE, OR CLAIMS BY THIRD PARTIES.

     12.  [Redacted - confidential treatment requested]

     13.  Public Announcements.  The parties shall consult with each other and
          --------------------
issue a public statement with respect to this Agreement as soon as is practical after the date hereof. During the term of this Agreement, NCL shall include a reference to SeaVision in any and all public announcements or marketing materials referring to interactive television services on-board the Ships.

     14.  Right to Make Agreement.  Each of the parties hereto represents and
          -----------------------
warrants to the other that it has all necessary and appropriate power and authority to execute, deliver and carry out the terms and provisions hereof.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same original document.

     16.  Assignment.  Either party hereto may assign this Agreement and its
          ----------
respective rights, interests and obligations hereunder to any third party without the consent of the other party hereto; provided, however, that no such assignment by a party shall relieve that party of any of its liabilities or obligations hereunder. It is expressly understood and agreed that this Agreement and all of SeaVision's interests and rights herein and hereunder may be assigned, pledged, mortgaged and/or hypothecated by SeaVision at its exclusive discretion to any third party purchasing all or substantially all of SeaVision's assets, provided that such assignee agrees in writing to assume all of SeaVision's obligations under this Agreement.

     17.  Successors.  This Agreement shall inure to the benefit of, and be
          ----------
binding upon, the respective successors and assigns of the parties hereto.

     18.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Florida, without regard to its principles of conflicts of laws.

     19.  Severability.  If any Section or provision of this Agreement, or any
          ------------
portion of any Section or provision thereof, shall for any reason be held to be void, illegal or otherwise unenforceable, all other Sections and portions of this Agreement shall nevertheless remain in full force and effect as if such void, illegal or unenforceable portion had never been included herein.

     20.  Notices.  All notices and other communications required or otherwise
          -------
provided for in this Agreement shall be in writing and sent by registered or certified mail to:

     If to SeaVision:    SeaVision, Inc.
                         200 Greentree Commons
                         381 Mansfield Avenue
                         Pittsburgh, PA  15220
                         Attn: Brian K. Blair

     If to NCL:      Norwegian Cruise Line Limited
                         2 Alhambra Plaza
                         Coral Gables, Florida 33134
                         Attn: Robert Walters

or to such other place as SeaVision or NCL, as the case may be, may from time to time designate in accordance herewith.

     21.  Entire Agreement; Modification.  This Agreement, including the
          ------------------------------
Exhibits attached hereto, contains the entire agreement of the parties on the subject matter hereof, and supersedes any and all prior agreements, if any, with respect to such subject matter. This Agreement may not be changed, modified or supplemented except by the written agreement of the parties.


     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


ATTEST:                       SEAVISION, INC.



                                  By:
- -----------------------              ---------------------------------
Its:                              Its:
    -------------------               --------------------------------


ATTEST/WITNESS:               NORWEGIAN CRUISE LINE LIMITED


                                  By:
- -----------------------              ---------------------------------
Its:                              Its:
    -------------------               --------------------------------



    [Signature page to Agreement dated as of August 12, 1996 by and between
               SeaVision, Inc. and Norwegian Cruise Line Limited]

                                   EXHIBIT A


                 [Redacted - confidential treatment requested]

                                   EXHIBIT B

     I.  Entertainment and Interactive Services to be Provided by SeaVision
         ------------------------------------------------------------------


"Basic" SeaVision Package: Services Provided at No Charge
- ---------------------------------------------------------

     . In-Cabin Room Service Ordering: Passengers will be able to order NCL's standard room service menu, including beverages charged to their cabin account, through the System. Orders will be printed out in appropriate pantries and/or galleys for delivery by NCL personnel. SeaVision shall provide, as part of the System, printers and/or monitors to be used in such pantries and/or galleys for such purpose.

     . Shore Excursion Ordering: Passengers will be able to watch videos of shore excursions and purchase tickets for shore excursions on and through the System by using their television remote-control. Orders will be printed out in the Shore Excursion Office of the Ship, with tickets in respect thereof to be delivered by NCL personnel. The System will provide appropriate inventory control.

     . Wine Ordering: Passengers will be able to view a wine menu on the System and order their selection with their television remote-controls. Orders will be printed out in the Wine Steward's office or wine cellar, for delivery by NCL personnel at the designated meal. Cabin accounts will be charged accordingly.

          NCL shall be responsible for providing all ticket stock, videos and photographs for shore excursions and wine ordering. NCL may choose, at its option, to produce its own videos and photographs, retain SeaVision for this purpose and reimburse SeaVision for all its costs incurred in connection with producing the same, or contract with a third party to produce such videos and/or photographs, provided, however, that any videos and photographs produced by any such third party shall in all ways meet SeaVision's technical standards for use on the System. If NCL elects to have SeaVision produce any such videos or photographs, SeaVision shall provide NCL with detailed cost estimates prior to the initiation of video and photograph production. Such estimates will include the cost of pre-production scripting and preparation and the cost of sending crews aboard NCL's Ships for taping, photographing and post-production editing. NCL shall pay these costs directly to SeaVision as a vendor. Each party shall make its library of videos and photographs for shore excursions available to the other for the other's use in connection with the conduct of its business.

     . Interface with NCL's Property Management System: The System will interface with the Ship's property management system to enable appropriate charges to be applied to passenger accounts.

     . Access Control: The System will be designed to limit access to only those persons who are adult passengers or who are minors under adult supervision. Passengers will be able to limit access to various services, such as gaming and adult programming, by enabling lock-out codes and using password procedures.

     . Report Generation: The System will generate detailed activity reports, which will be made available to NCL for the purposes of revenue payments to SeaVision. SeaVision shall also provide, at NCL's request, reports pertaining to passenger usage of the System.

     . Passenger Folio Review-On-board Account: Each passenger will be able to use the System to review a summary of his or her account. SeaVision shall provide the interfaces to NCL's on-board systems necessary to provide such review; provided that NCL shall reasonably cooperate with the development of such interfaces.

     . Transaction Fee: In consideration of SeaVision's provisions of certain services on the System at no charge, NCL agrees to consider the implementation of a transaction fee of not more than $1.00 per transaction initially for passengers utilizing the System for shore excursions, room service, wine ordering and other non-revenue generating passenger services. Any such transaction fees will be included in the Adjusted Gross Revenue generated by the System.

Revenue-Generating and Pay-Per-View Entertainment
- -------------------------------------------------

NOTE: NCL will be entitled to a portion of the Adjusted Gross Revenues generated by the following services, pursuant to and in accordance with the terms of
Section 3 of the Agreement.

     . Video-on-Demand: Passengers will be able to purchase movies and other entertainment options such as taped concerts, on demand, using the System and their television remote-control. SeaVision shall determine the fee that will be levied for each such order and charged to such passengers' respective cabin accounts. Subject to NCL's approval, adult programming may be offered.

     . Gaming Options: Passengers will be able to play video slots, poker and blackjack on the System. Any additional games that SeaVision may desire to provide on the System shall be subject to the parties' mutual agreement. SeaVision will determine the value of each individual credit that passengers may purchase and charge to their cabin accounts. Credits may be redeemed at a location designated by NCL.

     . Shopping: SeaVision will offer passengers shopping videos and interactive video shopping on and through the System. NCL will retain the right to approve the items offered for sale and the vendors providing those items. In the event NCL elects to offer its own items for sale on and through the System, NCL shall pay all related production costs incurred by SeaVision directly to SeaVision as a vendor and SeaVision will be entitled to a share of the Adjusted Gross Revenues generated therefrom pursuant to and in accordance with the terms of Section 3 of the Agreement. Access to the System by concessionaires on board the Ship, including but not limited to the on-board shops, casino, beauty salon and spa, and photographer, will be by mutual agreement between SeaVision and those vendors. NCL will be entitled to a portion of the Adjusted Gross Revenues generated by any fees paid by such purveyors, pursuant to and in accordance with the terms of Section 3 of the Agreement.

     . Advertising and Promotions: SeaVision shall have the exclusive right to provide access to the System to third parties for the purposes of advertising, promotions and marketing of their companies, products or services.

          NCL shall retain the right to approve such third party advertisers as will be given access to the System and the manner in which any such advertising is presented. NCL shall designate the individual responsible for granting such approvals on its behalf, and such individual shall provide SeaVision with general guidelines for advertising and marketing activities and the procedure SeaVision shall follow in submitting advertising and marketing proposals for NCL's consideration. NCL shall not unreasonably withhold its approval of advertising and marketing proposals with respect to the System. NCL shall notify SeaVision of its approval or denial of an advertising or marketing proposal within 14 days after SeaVision's written submission thereof. In the event NCL fails to notify SeaVision of its decision within that period, it shall be deemed to have approved that written submission. NCL will be entitled to a portion of the Adjusted Gross Revenues generated by such advertising and marketing promotions on the System, pursuant to and in accordance with the terms of Section 3 of the Agreement.

Miscellaneous Optional Services (to be offered only upon mutual agreement of the
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parties)

     . Digital Photography: Passengers will be able to view in their cabins personal photographs taken by the on-board photo concessionaire. The system will display the photographs allowing the passengers to purchase a variety of sizes and poses. This service can include, subject to NCL approval, kiosk-based applications which will provide an entertaining and easy-to-use graphical, touch screen interface to purchase "instant" photographs with a wide variety of backgrounds and in various sizes. Revenues from photographs purchased over the System, less cost of materials, will be included in Adjusted Gross Revenues.

                                   EXHIBIT C

                On-board Television Coordinator Responsibilities
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                            [to be provided by NCL]

                                   EXHIBIT D


                 Technical Performance Standards of the System
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                 [Redacted - confidential treatment requested]